           As filed with the Securities and Exchange Commission on July 24, 2001
                                            Registration No. 333-_______________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ___________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ___________________________

                       Hollis-Eden Pharmaceuticals, Inc.

            (Exact Name Of Registrant As Specified In Its Charter)

                          ___________________________

                  Delaware                                                               13-3697002
          (State or Other Jurisdiction of                                    (I.R.S. Employer Identification No.)
           Incorporation or Organization)

                          ___________________________
                        9333 Genesee Avenue, Suite 200

                          San Diego, California 92121

                                 (858) 587-9333

                    (Address Of Principal Executive Offices)

                          ___________________________
                       1997 Incentive Stock Option Plan

        Hollis-Eden Pharmaceuticals Inc. Discretionary Contribution Plan

                           (Full Title Of The Plan)

                          ___________________________
                               Richard B. Hollis
                         Chairman of the Board and CEO
                       Hollis-Eden Pharmaceuticals, Inc.
                        9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
                                (858) 587-9333
 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                             Of Agent For Service)

                          ___________________________
                                   Copies to:
                             Eric J. Loumeau, Esq.
                       Hollis-Eden Pharmaceuticals, Inc.
                         9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
                                 (858) 587-9333
                          ___________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                   Proposed Maximum        Proposed Maximum       Amount of
 Title of Securities       Amount to be           Offering Price Per      Aggregate Offering   Registration Fee
  to be Registered          Registered                 Share (1)               Price (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par           600,000(3)                  $6.41 (2)           $3,846,000 (2)          $961.50
 value $.01
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Act").

(2) The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant's Common Stock on July 19, 2001 as reported on The Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan (the "Contribution Plan").

                                    PART II

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Hollis-Eden Pharmaceuticals, Inc., (the "Company" or the "Registrant"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

 . Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

 . Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
   2001;

 . Registrant's Notice of Annual Meeting and Proxy Statement for the 2001 Annual
   Meeting of Stockholders; and

 . The description of Registrant's capital stock contained in registration statement on Form S-4, No. 333-18725, as amended.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person's behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise.

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted under Delaware law, the Registrant's directors will not be personally liable to the Registrant and its stockholders for monetary damages for any breach of a director's fiduciary duty. The

Certificate of Incorporation does not, however, eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director is subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and loans to directors and officers. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant maintains directors' and officers' liability insurance.


                                    EXHIBITS

     Exhibit     Description
      Number

        5.1      Opinion of Cooley Godward LLP

       23.1      Consent of BDO Seidman, LLP, Independent Auditors

       23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

         24      Power of Attorney is contained on the signature pages.

       99.1      1997 Incentive Stock Option Plan, as amended

       99.2      Hollis-Eden Pharmaceuticals, Inc. Discretionary
                 Contribution Plan and Trust Agreement(1)


(1) Incorporated by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-8 (No. 333-92185) filed on December 6, 1999.

UNDERTAKING PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Contribution Plan and all amendments to such plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Contribution Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

      a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 20, 2001.

                                    Hollis-Eden Pharmaceuticals, Inc.

                                     By /s/ Richard B. Hollis
                                       -----------------------------------------
                                            Richard B. Hollis,
                                            Chairman of the Board and
                                            Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                  Title                            Date
/s/ Richard B. Hollis                       Chairman of the Board and Chief      July 20, 2001
------------------------------------------  Executive Officer (Principal
Richard B. Hollis                           Executive Officer)

/s/ Daniel D. Burgess                       Chief Operating Officer / Chief      July 20, 2001
------------------------------------------  Financial Officer (Principal
Daniel D. Burgess                           Financial Officer)

/s/ Robert W. Weber                         Vice President - Controller and      July 20, 2001
------------------------------------------  Chief Accounting Officer
Robert W. Weber                             (Principal Accounting Officer)

/s/ J. Paul Bagley III                      Director                             July 20, 2001
------------------------------------------
J. Paul Bagley III

/s/ Leonard Makowka                         Director                             July 20, 2001
------------------------------------------
Leonard Makowka

/s/ Brendan R. McDonnell                    Director                             July 20, 2001
------------------------------------------
Brendan R. McDonnell

/s/ Thomas Charles Merigan, Jr.             Scientific Advisor and Director      July 20, 2001
------------------------------------------
Thomas Charles Merigan, Jr.

__________________________________________  Director                             July    , 2001
William H. Tilley

/s/ Salvatore J. Zizza                      Director                             July 20, 2001
------------------------------------------
Salvatore J. Zizza


Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan

By:  /s/ Daniel D. Burgess
------------------------------------------                Advisory Committee                    July 20, 2001

By:  /s/ Robert W. Weber
-------------------------------------------               Advisory Committee                    July 20, 2001

                                 EXHIBIT INDEX

     Exhibit
      Number       Description
         5.1       Opinion of Cooley Godward LLP

        23.1       Consent of BDO Seidman, LLP, Independent Auditors

        23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                   Registration Statement

          24       Power of Attorney is contained on the signature pages.

        99.1       1997 Incentive Stock Option Plan, as amended

        99.2       Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan and
                   Trust Agreement (1)

____________________

(1) Incorporateed by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-8 (No. 333-92185) filed on December 6, 1999.

                                       5